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                                                                   EXHIBIT 23.4

                         [LETTERHEAD OF MILLIMAN USA]

                                                         December 12, 2001

RE: The Prudential Insurance Company of America

Consent of Milliman USA

We hereby consent to the use in the registration statement of Mr. McCarthy's opinion letter dated December 12, 2000, as Annex A to the prospectus and to the references made to Mr. McCarthy, to such letter and to Milliman USA under the captions "Unaudited Pro Forma Condensed Consolidated Financial Information", "Demutualization and Related Transactions" and "Experts".

                                          MILLIMAN USA

                                          By:      /s/ DANIEL J. MCCARTHY
                                              ----------------------------------
                                                   Daniel J. McCarthy, M.A.A.A.
                                                   Principal
                                                   New York, New York
                                                   December 12, 2001